Item 77C
Morgan Stanley Equally-Weighted S&P 500 Fund
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The proposals failed to obtain the necessary
quorum in order to hold the meeting, and, therefore, the
meeting was adjourned until August 23, 2006, and later
adjourned to September 27, 2006 to permit further
solicitation of proxies. The meeting was held on September
27, 2006 and the voting results with respect to these
proposals were as follows:

(1) Election of Trustees:

                                      For    Withhol  Absta    BNV*
                                                d       in
Frank L. Bowman...................  27,998,0  1,039,5      0       0
                                          11       56
Kathleen A.                         28,003,6  1,033,8      0       0
Dennis....................                81       87
James F.                            27,992,0  1,045,4      0       0
Higgins.....................              88       79
Joseph J.                           27,997,1  1,040,4      0       0
Kearns.....................               17       51
Michael F.                          28,004,7  1,032,8      0       0
Klein......................               14       54
W. Allen                            27,986,4  1,051,0      0       0
Reed......................                77       91
Fergus                              27,967,3  1,070,1      0       0
Reid........................              91       76

(2) Elimination of certain fundamental investment
restrictions:

                                       For    Against  Absta      BNV*
                                                         in
Elimination of the fundamental       24,473,4  1,118,8  930,5  2,514,6
policy restricting the fund's              89       35     63       81
ability to pledge
assets.......................
Elimination of the fundamental       24,426,1  1,156,0  940,6  2,514,6
policy restricting purchases of            88       66     33       81
securities on
margin.............................
Elimination of the fundamental       24,549,7  1,018,9  954,2  2,514,6
policy prohibiting investments in          40       12     34       81
oil, gas, and other types of
minerals or mineral leases.........
Elimination of the fundamental       24,459,2  1,118,2  945,3  2,514,6
policy prohibiting or restricting          72       27     88       81
the purchase of securities of
issuers in which Directors or
Officers have an
interest...........................
..
Elimination of the fundamental       24,515,6  1,077,9  929,2  2,514,6
policy prohibiting investments for         80       17     90       81
purposes of exercising
control....................
Elimination of the fundamental       24,428,7  1,142,8  951,3  2,514,6
policy regarding investments in            45       37     05       81
unseasoned
companies....................

(3) Modify certain fundamental investment restrictions:

                                       For    Against  Absta    BNV*
                                                         in
Modify fundamental policy regarding  24,627,7  967,789  927,3  2,514,6
diversification............                12              86       81
Modify fundamental policy regarding  24,423,0  1,140,6  959,1  2,514,6
borrowing money......                      10       81     95       81
Modify fundamental policy regarding  24,454,7  1,120,4  947,6  2,514,6
loans..............                        69       66     51       81
Modify fundamental policy regarding  24,456,5  1,107,3  958,9  2,514,6
investment in commodities,                 41       94     52       81
commodity contracts and futures
contracts................
Modify fundamental policy regarding  24,545,0  1,024,0  953,7  2,514,6
issuance of senior securities..            47       58     81       81

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                       For    Against  Absta    BNV*
                                                         in
Reclassification as non-fundamental  24,445,6  1,124,4  952,8  2,514,6
the fundamental policy regarding           09       19     59       81
the short sale of
securities....................
Reclassification as non-fundamental  24,531,7  1,031,5  959,5  2,514,6
the fundamental policy prohibiting         06       93     88       81
investments in other investment
companies.............
Reclassification as non-fundamental  24,451,7  1,094,1  976,9  2,514,6
the fundamental policy prohibiting         45       68     73       81
or limiting investments in illiquid
or restricted securities........

* Broker "non-votes" are shares held in street name for
which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.